EXHIBIT 99.4

GLOBALTECH CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

On December 15, 2025 (the “Closing Date”), GlobalTech Corporation (“GlobalTech” or the “Company”) completed its previously announced acquisition (the “Exchange”) of 51% of 123 Investments Limited (“123 Investments Limited”) pursuant to the terms of a November 25, 2025, Share Exchange Agreement (the “Exchange Agreement”), from the shareholders of 123 Investments Limited (the “Shareholders”).

Pursuant to the Exchange Agreement, GlobalTech Corporation acquired 51% of 123 Investments Limited (the “Exchange”), in consideration for up to $11.7 million, consisting of the following:

1)

82,800 shares of newly designated shares of Series A Convertible Preferred Stock of the Company (the “Series A Preferred Stock”) each having a deemed value of $100 (the “Agreed Value”), or $8,280,000 in aggregate;

2)	750,000 shares of the Company’s common stock at an agreed value of $2 each, or $1,500,000 in aggregate;

3)

up to an additional 9,200 shares of Series A Preferred Stock, issuable by the Company within seven days after the one-year anniversary of the Exchange if, and only if, the Shareholders have not defaulted in, or breached, any of their obligations, covenants or representations under the Exchange Agreement or a separate Shareholders Agreement, having an agreed value of $920,000 in aggregate; and

4)

the right to earn additional consideration of up to $1,000,000 (the “Earnout Consideration”) in the event that both (a) the total EBITDA of 123 Investments Limited in the fiscal year ended December 31, 2026 is equal to or greater than 2.5 million GBP; and (b) the total net profit of 123 Investments Limited in the fiscal year ended December 31, 2026 is equal to or greater than 1.0 million GBP, based on the financial statements of 123 Investments Limited provided to the Company by February 28, 2027. The Earnout Consideration may be paid, at the Company’s option, in cash or shares of Company common stock, with the total number of shares of Company common stock issuable to the Shareholders equal to the total amount of Earnout Consideration divided by the average closing price of the Company’s common stock on the last five trading days of calendar 2026, rounded up to the nearest whole share (the “Earnout Shares”).

In addition to the above, the Company has also agreed to make available to 123 Investments Limited a three-year revolving credit facility of US$3,000,000, the terms of which will be purely commercial terms arrived at on an arm’s length basis (the “Credit Facility”). The Credit Facility must be made available as soon as practically possible (upon uplisting of the Company’s common stock to Nasdaq or the NYSE). If the Credit Facility is not provided within fourteen days after the Company’s common stock is listed on the Nasdaq Capital Market; Nasdaq Global Market, or NYSE American (an “Uplisting”), then 123 Investments Limited may obtain a similar credit facility and the Company will be obligated to make available sufficient collateral or security required to raise US$3,000,000. In addition, if the Uplisting is delayed then the target achievement, as per the business plan of 123 Investments Limited, will be reduced accordingly.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and has been prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Under this method of accounting, the aggregate purchase consideration will be allocated to 123 Investments Limited assets acquired and liabilities assumed based upon their estimated fair values at the date of completion of the Exchange. The process of valuing the net assets of 123 Investments Limited immediately prior to the Exchange, as well as evaluating accounting policies for conformity, is preliminary. Any differences between the estimated fair value of the consideration transferred and the estimated fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Accordingly, the aggregate purchase consideration allocation and related adjustments reflected in this unaudited pro forma condensed combined financial information are preliminary and subject to revision based on a final determination of fair value. All pro forma adjustments included herein represent Transaction Accounting Adjustments, as defined in Rule 11-02(a)(6)(i), that are directly attributable to the acquisition, factually supportable, and expected to have a continuing impact on the combined company.

No Autonomous Entity Adjustments or Management’s Adjustments (as defined in Rule 11-02(a)(6)(ii) and (iii), respectively) have been included in the accompanying unaudited pro forma condensed combined financial information.

Refer to Note 1 - Basis of Presentation for more information.

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GlobalTech and 123 Investments Limited have different fiscal years. GlobalTech’s fiscal year ends on December 31, whereas 123 Investments Limited’s fiscal year has historically ended on January 28. The unaudited pro forma condensed combined balance sheets and pro forma condensed combined statements of income have been prepared utilizing period ends that differ by less than 93 days, as permitted by Rule 11-02 of Regulation S-X of the Exchange Act. Management believes the periods combined are not materially seasonal and that no significant intervening events occurred during the period between the respective balance sheet dates.

The unaudited pro forma condensed combined financial information is presented to illustrate the estimated effects of the Exchange based on the historical financial position and results of operations of GlobalTech and 123 Investments Limited. It is presented as follows:

•

The unaudited pro forma condensed combined balance sheet as of September 30, 2025 was prepared based on (i) the historical audited consolidated balance sheet of GlobalTech as of September 30, 2025 and (ii) the historical audited consolidated balance sheet of 123 Investments Limited as of October 29, 2025, giving effect to the Exchange.

•

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 was prepared based on (i) the historical audited statement of operations of GlobalTech for the year ended December 31, 2024 and (ii) the historical audited statement of operations of 123 Investments Limited for the year ended January 28, 2025, giving effect to the Exchange.

•

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025 was prepared based on (i) the historical unaudited statement of operations of GlobalTech for the nine months ended September 30, 2025 and (ii) the historical unaudited statement of earnings of 123 Investments Limited for the nine months ended October 29, 2025, giving effect to the Exchange.

The unaudited pro forma condensed combined balance sheet as of September 30, 2025, combines the historical consolidated balance sheet of GlobalTech Corporation as of September 30, 2025, and the historical consolidated balance sheet of 123 Investments Limited as of October 28, 2025, on a pro forma basis, as if the Exchange and related transactions had been consummated on September 30, 2025.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025, combine the historical results of operations of GlobalTech Corporation and 123 Investments Limited for the respective periods on a pro forma basis, as if the Exchange and related transactions had been consummated on January 1, 2024, the beginning of the earliest period presented.

The historical financial statements of GlobalTech and 123 Investments Limited have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are transaction accounting adjustments which are necessary to account for the Exchange in accordance with U.S. GAAP. The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements of GlobalTech included in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information presented is for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Exchange had been completed on the dates set forth above, nor is it indicative of the future results or financial position of the combined company.

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GLOBALTECH CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2025

	Historical
	GlobalTech Corporation	123 Investments Ltd	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$1,069,413	$216,861	$-		$1,286,274
Restricted cash	2,761,779	-	-		2,761,779
Accounts receivable – net	4,118,724	6,971,237	-		11,089,961
Short term investments	980,509	-	-		980,509
Prepayments	25,656	1,454,262	-		1,479,918
Stores and spares	836,199	4,318,865	-		5,155,064
Loans and advances	4,953,363	-	-		4,953,363
Other receivables	1,431,479				1,431,479
Total current assets	16,177,122	12,961,225	-		29,138,347
Property, plant and equipment	15,887,678	421,191	-		16,308,869
Operating lease right-of-use assets	417,688	-	-		417,688
Intangible assets – net	9,607,796	436,228	-		10,044,024
Advances for Intangible assets	12,463,922				12,463,922
Advance to a related party	-	3,156,556			3,156,556
Due from a related party		102,086			102,086
Long term loans and other assets	1,603,884	-	-		1,603,884
Deferred tax asset	8,381,217	(11,403)	-		8,369,814

Goodwill	-	-	22,504,452	(a)	22,504,452
TOTAL ASSETS	$64,539,307	$17,065,883	$22,504,452		$104,109,642
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Trade and other payables	$27,473,942	$11,895,134	$125,000	(e)	$39,494,076
Contingent liability			$1,920,000	(b)	$1,920,000
Current portion of non-current liabilities	8,359,088	-	-		8,359,088
Due to a related party		-	-		-
Accrued interest	3,873,503	-	-		3,873,503
Short term borrowings	888,081	-	-		888,081
Unclaimed dividend	-				-
Provision for taxation - net	1,246,050	946,121	-		2,192,171
Total current liabilities	41,840,664	12,841,255	2,045,000		56,726,919
Term finance certificates	-	-	-		-
Long term financing - secured	1,027,500	2,014,334	-		3,041,834
Convertible loan	1,400,000				1,400,000
Long term deposits and payable	1,760,819	-	-		1,760,819
Related parties loan		1,773,570			1,773,570
License fee payable	161,537	-	-		161,537
Operating lease liability	535,400	-	-		535,400
Post employment benefits	683,272	-	-		683,272
Other payables	341,888	-	-		341,888
TOTAL LIABILITIES	$47,751,080	$16,629,159	$2,045,000		$66,425,239
CONTINGENCIES AND COMMITMENTS
SHARE CAPITAL AND RESERVES
SHAREHOLDERS' EQUITY:

Common stock, $0.0001 par value - 500,000,000 shares authorized and 150,683,391 issued and outstanding at September 30, 2025	14,993	585	(510)	(c)	15,068
Preferred stock	-		8,280,000	(d)	8,280,000
Additional paid in capital	9,999,000	-	1,499,925	(c)	11,498,925
Accumulated other comprehensive (loss) income	(1,503,766)	162,335	(162,335)	(c)	(1,503,766)
Non-controlling interest	48,023,356	-	11,241,176	(c)	59,264,532
Accumulated deficit	(39,745,356)	273,804	(398,804)	(c)	(39,870,356)
TOTAL SHAREHOLDERS’ EQUITY	16,788,227	436,724	20,459,453		37,684,403
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$64,539,307	$17,065,883	22,504,453		$104,109,642

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GLOBALTECH CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

	GlobalTech Corporation	123 Investments Ltd	Pro Forma Adjustments	Notes	Pro Forma Combined

NET REVENUE	$18,255,248	36,833,004	$-		$55,088,252
Direct operating costs	(16,800,147)	(17,308,330)	-		(34,108,477)
Other operating costs	(2,505,673)	(16,936,843)	(125,000)	(e)	(19,567,516)
Depreciation and amortization	(2,804,936)	(314,369)	-		(3,119,305)
Other expenses	(201,841)	(494,572)	-		(696,413)
OPERATING LOSS	(4,057,349)	$1,778,889	(125,000)		(2,403,460)
OTHER:
Other income - net	3,656,070	100,420	-		$3,756,490
Finance cost	(2,365,281)	(1,134,909)	-		(3,500,190)
LOSS BEFORE TAXATION	(2,766,560)	744,400	(125,000)		(2,147,160)
Taxation	(179,732)	(434,255)	-		(613,988)
NET LOSS	$(2,946,293)	$310,145	$(125,000)		$(2,761,148)
NET LOSS ATTRIBUTABLE TO:
Common shareholders of GlobalTech Corporation - (a)	(1,626,354)	158,174	(125,000)		(1,593,180)
Non - controlling interest (NCI)	(1,319,939)	151,971	-		(1,167,968)
	(2,946,293)	310,145	(125,000)		(2,761,148)

Net loss per common share: basic	(0.012)			(f)	(0.020)
Net loss per common share: diluted	-			(f)	(0.020)

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GLOBALTECH CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025

	GlobalTech Corporation	123 Investments Ltd	Pro Forma Adjustments	Note	Pro Forma Combined

NET REVENUE	$15,510,338	$24,643,648	$-		$40,153,986
Direct operating costs	(13,859,483)	(14,301,504)			(28,160,987)
Other operating costs	(2,108,064)	(10,465,570)	-	(g)	(12,573,634)
Depreciation and amortization	(1,499,207)	(471,854)	-		(1,971,061)
Other expenses	$(290,928)		-		(290,928)
OPERATING LOSS	(2,247,344)	(595,280)	-		(2,842,624)
OTHER:
Other income - net	589,997	13,555	-		603,552
Finance cost	(1,105,755)	(966,812)	-		(2,072,567)
LOSS BEFORE TAXATION	(2,763,102)	(1,548,537)	-		(4,311,639)
Taxation	(196,858)	-	-		(196,858)
NET LOSS	(2,959,960)	(1,548,537)	-		(4,508,497)
NET LOSS ATTRIBUTABLE TO:
Common shareholders of GlobalTech Corporation	(1,634,490)	(789,754)	-		(2,424,244)
Non-controlling interest (NCI)	(1,325,470	(758,783)			(2,084,253)
	(2,959,960)	(1,548,537)	-		(4,508,497)

Net loss per common share: basic	$(0.020)	-		(f)	$(0.031)
Net loss per common share: diluted		-		(f)	$(0.031)

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NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 B- Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared by GlobalTech Corporation in connection with GlobalTech’s acquisition of a 51% interest in 123 Investments Limited, which entity focuses on premium footwear brands, delivering high quality, design-led products through multi-channel retail, e-commerce and strategic third party partnership, and is based on the historical consolidated financial statements of GlobalTech and the historical consolidated financial statements of 123 Investments Limited. GlobalTech and 123 Investments Limited historical financial statements were prepared in accordance with U.S. GAAP. There were no material transactions and balances between GlobalTech and 123 Investments Limited for any periods presented.

The accompanying unaudited pro forma condensed combined financial information and related notes were prepared using the acquisition method of accounting in accordance with ASC 805, Business Combinations, with GlobalTech considered the accounting acquirer of 123 Investments Limited. ASC 805 requires, among other things, that the assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma condensed combined balance sheet, the purchase price consideration has been allocated to the assets acquired and liabilities assumed of 123 Investments Limited based upon management’s preliminary estimate.

The excess of the purchase price consideration over the fair value of assets acquired and liabilities assumed is allocated to goodwill. Accordingly, the purchase price allocation and related adjustments reflected in the unaudited pro forma condensed combined financial information are preliminary and subject to adjustment based on a final determination of fair value. The purchase price consideration as well as the estimated fair values of the assets and liabilities will be updated and finalized as soon as practicable, but no later than one year from the closing of the acquisition. The final determination of fair values of assets acquired and liabilities assumed relating to the Exchange could differ materially from the preliminary allocation of aggregate purchase consideration.

The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the Exchange and any integration costs that may be incurred. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. The unaudited pro forma condensed combined financial information is provided for informational purposes only and does not purport to represent or be indicative of the consolidated results of operations or financial condition of GlobalTech had the 123 Investments Limited Exchange been completed as of the dates presented and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

Note – 2 Significant Accounting Policies

2.1 Non-Controlling Interest

Non-controlling interests arising from the acquisition of subsidiaries are measured at fair value at the acquisition date. The fair value of the non-controlling interest was determined based on the discounted cash flow (DCF), consistent with those used to determine the consideration transferred.

Subsequent to acquisition, non-controlling interests are attributed to their share of profit or loss and other comprehensive income.

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Note 3 – Transaction Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheets and statement of operations.

3.1

(a)	Represents the adjustment to recognize the estimated goodwill expected to arise from the acquisition of 123 Investments Limited.

(i)	Preliminary Purchase Price Allocation and Goodwill

The acquisition of 123 Investments Limited has been accounted for using the acquisition method of accounting in accordance with ASC 805. The preliminary purchase consideration consists of:

•	Issuance of 750,000 shares of GlobalTech common stock valued at $2.00 per share
•	Issuance of Series A Convertible Preferred Stock with an aggregate stated value of $8.28 million
•	Contingent issuance of up to 9,200 shares of Series A Convertible Preferred Stock with a stated value of $0.92 million
•	Contingent consideration in the form of an earn-out arrangement with a maximum payout of $1.0 million

The preliminary purchase price allocation is based on management’s estimates of fair value and is subject to change as additional information becomes available. The excess of the consideration transferred and the fair value of the non-controlling interest over the estimated fair value of identifiable net assets acquired has been recorded as goodwill.

The Company elected to measure the non-controlling interest at fair value, consistent with the full-goodwill method under ASC 805.

(ii)	Common Stock Issuance

Represents the issuance of 750,000 shares of GlobalTech Corporation’s common stock at $2.00 per share as partial consideration for the acquisition. The par value of $0.0001 per share has been allocated to common stock, with the remainder recorded to additional paid-in capital.

(iii)	Series A Convertible Preferred Stock

Represents the issuance of Series A Convertible Preferred Stock with an aggregate stated value of $9.2 million as partial consideration for the acquisition. The Series A Preferred Stock has been classified within permanent equity based on its terms, including the absence of mandatory redemption features.

(iv)	The goodwill is calculated as follows:

USD
Consideration of acquirer (51%)	11,700,000
Fair value of NCI (49%)	11,241,176
Total implied equity value	22,941,176

Fair value of identified net assets
Property, plant and equipment	421,191
Advance to a related party	3,156,556
Due from a related party	102,086
Intangibles	436,228
Current assets	12,961,225
Total assets	17,077,286

Fair value of liabilities
Current liabilities	12,841,255
Long term liabilities	3,799,307
Total liabilities	16,640,562

Fair value of identifiable net assets acquired	436,724

Goodwill	22,504,452

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(b)	Represents the contingent liability related to the following items:

i)

Up to 9,200 shares of Series A Preferred Stock having a face value of $100 each, are issuable by the Company within seven days after the one-year anniversary of the Exchange if, and only if, the Shareholders have not defaulted in, or breached, any of their obligations, covenants or representations under the Exchange Agreement or the Shareholders Agreement dated November 24, 2025, entered into between GlobalTech Corporation, the stockholders of 123 Investments Limited and 123 Investments Limited (the “Shareholders Agreement”). This contingent consideration of $920,000 has been recorded as a liability.

ii)

The right to earn additional consideration of up to $1,000,000 (the “Earnout Consideration”) in the event that both (a) the total EBITDA of 123 Investments Limited in the fiscal year ended December 31, 2026 is equal to or greater than 2.5 million GBP; and (b) the total net profit of 123 Investments Limited in the fiscal year ended December 31, 2026 is equal to or greater than 1.0 million GBP, based on the financial statements of 123 Investments Limited provided to the Company by February 28, 2027. The Earnout Consideration may be paid, at the Company’s option, in cash or shares of Company common stock, with the total number of shares of Company common stock issuable to the Shareholders equal to the total amount of Earnout Consideration divided by the average closing price of the Company’s common stock on the last five trading days of calendar 2026, rounded up to the nearest whole share.

The contingent consideration liability recorded in the unaudited pro forma condensed combined balance sheet consists of (i) the fair value of up to 9,200 shares of Series A Preferred Stock issuable subject to post-closing compliance conditions, of $920,000 and (ii) the fair value of the performance-based earn-out consideration of up to $1.0 million. Both components were measured at fair value as of the acquisition date in accordance with ASC 805.

These arrangements represent contingent consideration within the scope of ASC 805-30. Although both forms of contingent consideration are expected to be settled in equity instruments of the Company, each arrangement results in an obligation to deliver equity instruments with a fixed or determinable monetary value, either through the issuance of a fixed number of preferred shares with a stated value equal to the amount due or a variable number of common shares with a fixed monetary value based on future market prices. Accordingly, the contingent consideration arrangements do not qualify for equity classification under ASC 480 and ASC 815-40.

For purposes of the unaudited pro forma condensed combined balance sheet, management has recorded an estimated contingent consideration liability of $1.92 million, with a corresponding increase to goodwill. The fair value of the contingent consideration was estimated using a probability-weighted income approach incorporating Level 3 inputs, including projected financial performance of the acquired business and discount rates.

Because the contingent consideration is classified as a liability, subsequent changes in its fair value will be recognized in earnings in the periods in which such changes occur. The unaudited pro forma condensed combined statements of operations do not reflect any subsequent remeasurement adjustments of the contingent consideration liability.

These transaction costs are non-recurring in nature and are not expected to have a continuing impact on the combined company’s results of operations.

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(c)	Represents the following breakup:

i)

Proforma adjustment represents the elimination of the historical issued share capital of 123 Investments Limited of $585 in connection with the application of acquisition accounting. Upon consolidation, the historical equity balances of 123 Investments Limited are eliminated against the purchase consideration and the Company’s investment in the acquiree, consistent with the acquisition method of accounting under ASC 805.

ii)

Proforma adjustment represents the assumed issuance of 750,000 shares of GlobalTech Corporation’s common stock at an agreed value of $2.00 per share as partial consideration for the acquisition. The issuance has been recorded in the unaudited pro forma condensed combined balance sheet as an increase to common stock of $75, representing par value, with the excess of $1,499,925 recorded to additional paid-in capital.

iii)

Proforma adjustment represents the elimination of pre-acquisition retained earnings of 123 Investments Limited totalling $1,555,843, which are not carried forward in the combined financial statements of GlobalTech Corporation following the acquisition and are eliminated against the Company’s investment in the acquiree in accordance with ASC 805.

iv)

Proforma adjustment represents the elimination of accumulated other comprehensive income of 123 Investments Limited of $112,248, as such amounts relate to periods prior to the acquisition date and are not included in the combined accumulated other comprehensive income of GlobalTech Corporation under the acquisition method of accounting.

(d)	Represents the preferred stock issued as consideration:

■

82,800 shares of newly designated shares of Series A Convertible Preferred Stock of the Company each having a face value of $100, which is recorded as preferred stock in the proforma combined balance sheet.

The Series A Designation provides for the Series A Preferred Stock to have the following terms:

i)	Dividend Rights. The Series A Preferred Stock will not accrue any dividends or participate in any dividends.

ii)

Liquidation Preference. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of the Series A Preferred Stock are entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the greater of (a) the Stated Value (the “Liquidation Preference”); and (b) the total amount of consideration which would have been payable upon such Liquidation if the Series A Preferred Stock was converted into common stock in full immediately prior to such Liquidation, for each share of Series A Preferred Stock, before any distribution or payment is made to the holders of any junior securities, but after the payment of any liquidation preference of any holder of senior securities, and if the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series A Preferred Stock are to be ratably distributed among the holders of the Series A Preferred Stock in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

iii)	Conversion Rights.

1)

Optional Conversion: During a 60-day period (the “Optional Conversion Period”) beginning on March 31, 2026, or June 1, 2026 if an application for Uplisting is pending as of March 31, 2026 (the “Optional Conversion Date”), each holder of Series A Preferred Stock may, at its option, convert its shares of Series A Preferred Stock into that number of shares of common stock equal to $100 (the “Stated Value”), divided by the greater of (i) $2.00 or (ii) the initial sales price of the Company’s common stock on the Nasdaq Capital Market, Nasdaq Global Market, or NYSE American, multiplied by 0.80 (the “Conversion Price”), subject to adjustment for stock splits and stock dividends, with any fractional shares rounded up to the nearest whole share.

2)

Automatic Conversion: Each share of Series A Preferred Stock will automatically convert to Company common stock (the “Automatic Conversion”) on the earlier of (i) the date that the Uplisting is approved and (ii) the last day of the Optional Conversion Period, into that number of shares of common stock equal to the Stated Value of such share of Series A Preferred Stock, divided by (1) for an Automatic Conversion occurring on the date that the Uplisting is approved, (a) the initial sales price of the Company’s common stock on the Nasdaq Capital Market, Nasdaq Global Market, or NYSE American, multiplied by (b) 0.80; and (2) for an Automatic Conversion occurring on the last day of the Optional Conversion Period, the greater of (x)(a) the initial sales price of the Company’s common stock on the Nasdaq Capital Market, Nasdaq Global Market, or NYSE American on the date that the Uplisting is approved, multiplied by (b) 0.80; and (y) $2.50, subject in each case to adjustment for stock splits and stock dividends, with any fractional shares rounded up to the nearest whole share.

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3)	Voting Rights. The shares of Series A Preferred Stock have no voting rights, except in connection with the protective provisions discussed below.

Protective Provisions. So long as any shares of Series A Preferred Stock are outstanding, the Company cannot without first obtaining the approval of the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting together as a class:

	(a)	Amend any provision of the designation setting forth the rights of the Series A Preferred Stock;

	(b)	Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Convertible Preferred Stock;

(c)

Adopt or authorize any new designation of any preferred stock or capital stock or amend the Articles of Incorporation of the Company in a manner which (i) provides any holder of common stock or preferred stock any rights upon a liquidation of the Company which are prior and superior to those of the holders of the Series A Preferred Stock; or (ii) adversely affects the rights, preferences and privileges of the Series A Preferred Stock (provided that no (1) increase in the number of authorized shares of common stock or preferred stock of the Company; or (2) designation of a new series of preferred stock of the Company which has rights junior or pari passu (except in the event of a liquidation event, in which case the rights of the Series A Preferred Stock shall be senior) to the Series A Preferred Stock shall be deemed to adversely affect the rights, preferences and privileges of the Series A Preferred Stock);

	(d)	Effect an exchange, or create a right of exchange, cancel, or create a right to cancel, of all or any part of the shares of another class of shares into shares of Series A Preferred Stock;

	(e)	Alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely the shares of such series; or

	(f)	Issue any shares of Series A Preferred Stock, except pursuant to the terms of the Exchange Agreement.

4)	Redemption Rights. The shares of Series A Preferred Stock have no redemption rights, except in connection with the protective provisions discussed above.

e)	Transaction Costs

Represents approximately $125,000 of acquisition-related transaction costs, primarily consisting of legal and professional fees incurred by GlobalTech Corporation in connection with the Exchange. Although these costs were incurred during the nine months ended September 30, 2025, they have been reflected as a pro forma adjustment in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024, in order to present the results of operations as if the Exchange had occurred at the beginning of the earliest period presented. In accordance with ASC 805, these costs have been expensed and are reflected in other operating expenses. These transaction costs are non-recurring in nature and are not expected to have a continuing impact on the combined company’s results of operations.

These transaction costs are non-recurring in nature and are not expected to have a continuing impact on the combined company’s results of operations.

No tax effects have been reflected for the pro forma adjustments as the Company has concluded that such effects are not material or are offset by existing net operating loss carryforwards.

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f)	Net loss per common share: Basic and diluted

	September 30, 2025	December 31, 2024
Basic loss per share:

Loss after taxation	(4,508,497)	(2,761,148)

Weighted average number of common shares	146,996,907	140,513,391

Basic loss per common share	(0.031)	(0.020)

Diluted loss per share:

Loss after taxation	(4,508,497)	(2,761,148)

Weighted average number of common shares	146,996,907	140,513,391

Weighted average number of common shares for diluted loss per share	146,996,907	140,513,391

Diluted loss per common share	(0.031)	(0.020)

i)

Because the Company incurred a net loss for the periods presented, the assumed conversion of Series A Convertible Preferred Stock is anti-dilutive. Accordingly, diluted net loss per share is equal to basic net loss per share, and the weighted-average shares used for diluted net loss per share are the same as those used for basic net loss per share.

ii)

The shares issuable upon settlement of the contingent consideration arrangements have been excluded from the computation of basic and diluted net loss per share. The contingent issuance of Series A Convertible Preferred Stock is subject to post-closing conditions and, accordingly, the related shares are not considered outstanding for basic net loss per share. In addition, because the Company incurred a net loss for the periods presented, the assumed conversion of Series A Convertible Preferred Stock is anti-dilutive and has therefore been excluded from diluted net loss per share. Shares potentially issuable under the performance-based earn-out arrangement have also been excluded from basic and diluted net loss per share because the arrangement is classified as a liability.

g)

Transaction cost – Acquisition-related transaction costs of approximately $125,000 were incurred by GlobalTech Corporation during the nine months ended September 30, 2025, and are included in GlobalTech Corporation’s historical results of operations for that period. Accordingly, no pro forma adjustment has been recorded for the interim unaudited pro forma condensed combined statement of operations.

3.2 Contingencies and commitment

The Company has provided a commitment to make available to 123 Investments Limited a three-year revolving credit facility of US$3,000,000, the terms of which will be purely commercial terms arrived at on an arm’s length basis, to 123 Investments Limited (the “Credit Facility”). The Credit Facility must be made available upon uplisting of the Company on Nasdaq. If the uplisting of the Company is delayed, then the target achievement of 123 Investments Limited will be reduced accordingly. Since it is only the commitment for arrangement of a credit facility, therefore the liability has not been recorded.

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